Exhibit 99.1

Soluna Begins Energization of Project Kati 1, adding 83 MWs to Total Capacity

Milestone pushes available compute capacity beyond 200 MW

ALBANY, NY, February 10, 2026 – Soluna Holdings, Inc. (“Soluna” or the “Company”) (NASDAQ: SLNH), a developer of green data centers for intensive computing applications, including Bitcoin mining and AI, today announced that it has received ERCOT approval to begin the initial energizing and phased commissioning of Project Kati 1 on schedule.

Project Kati is Soluna’s 83 MW wind-powered data center campus in South Texas dedicated to Bitcoin mining. The energization will be split between Kati 1A, 48 MW, coming online in three phases and expected to be fully ramped by early Q2, and Kati 1B, 35 MW, following the three-phase approach and expected to be completed by the end of Q3. Kati 1B includes a 12 MW deployment with Cormint, where the company will design, procure, and deliver eight modular data center units to enable efficient deployment by minimizing on-site labor and accelerating energization timelines. Powered entirely by the Las Majadas wind energy project, Project Kati represents one of Soluna’s largest sites to date and is designed to scale efficiently to support large industrial compute workloads.

“This is a major milestone for project Kati 1, and a clear demonstration of our blueprint for Renewable Computing at scale,” said John Belizaire, CEO of Soluna. “Energization of this site represents an increase of more than 67 percent in our total capacity, expanding the number of customers we can serve with our signature Relentless Stewardship Bitcoin Hosting platform.”

Summary of Facts on Project Kati 1:

●	Total Size: 83MW
●	Phases: Kati 1A, 48MW expected to be complete by early Q2 and Kati 1B, 35MW expected to be complete by end of Q3
●	Date of Initial Energization: 2/9/2026
●	Anticipated Annual Revenue: $17.3 – $19.6mm
●	Estimated Date of Completion: Q4
●	Hashrate Capacity (projected): 3.5 EH/s
●	Primary power source: Wind
●	Location: Willacy County, Texas

More information on Project Kati and Soluna’s data center projects is available at www.solunacomputing.com.

Safe Harbor Statement by Soluna

This announcement contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include all statements, other than statements of historical fact, regarding our current views and assumptions with respect to future events regarding our business, our expectations with respect to the energization of Project Kati, and other statements that are predictive in nature. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “confident,” and similar statements. Soluna may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission (“SEC”), in its annual report to shareholders, in press releases and other written materials, and in oral statements made by its officers, directors, or employees to third parties. Statements that are not historical facts, including but not limited to statements about Soluna’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, further information regarding which is included in the Company’s filings with the SEC. All information provided in this press release is as of the date of the press release, and Soluna undertakes no duty to update such information, except as required under applicable law.

About Soluna Holdings, Inc. (Nasdaq: SLNH)

Soluna is on a mission to make renewable energy a global superpower, using computing as a catalyst. The Company designs, develops, and operates digital infrastructure that transforms surplus renewable energy into global computing resources. Soluna’s pioneering data centers are strategically co-located with wind, solar, or hydroelectric power plants to support high-performance computing applications, including Bitcoin Mining, Generative AI, and other compute-intensive applications. Soluna’s proprietary software MaestroOS(™) helps energize a greener grid while delivering cost-effective and sustainable computing solutions and superior returns. To learn more, visit solunacomputing.com and follow us on:

●	LinkedIn: https://www.linkedin.com/company/solunaholdings/
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●	YouTube: http://youtube.com/c/solunacomputing
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●	Resource Center: http://solunacomputing.com/resources

Soluna regularly posts important information on its website and encourages investors and potential investors to consult the Soluna investor relations and investor resources sections of its website regularly.

Contact

Public Relations

West of Fairfax for Soluna

Soluna@westof.co